SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) JANUARY 7, 2003


                          SENTRY TECHNOLOGY CORPORATION
                          -----------------------------

               (Exact Name of Registrant as specified in charter)

           Delaware                  1-12727              96-11-3349733
    -------------------------     ------------          ----------------
(State  or  other  jurisdic-      (Commission            (IRS  Employer
 tion  of  incorporation)         File  Number)        Identification  No.)


350  Wireless  Boulevard,  Hauppauge,  New  York                11788
---------------------------------------------------------      --------
  (Address  of  principal  executive  offices)                (Zip  Code)




         Registrant's telephone number, including area code 631-232-2100



                                       N/A
         (Former name or former address, if changed since last report.)

ITEM  1.  CHANGES  IN  CONTROL  OF  REGISTRANT

On January 7, 2003, Dialoc exercised its right, under its share purchase agreement with the Registrant (the "Share Purchase Agreement"), to purchase 4,516,475 additional common stock shares of the Registrant at a price of $.001 per share. Dialoc is a Netherlands company that, through its subsidiaries, is in the business of development, manufacture, sale and distribution of various kinds of RFID, access control and anti-theft electronic article surveillance products and accessories. This purchase, combined with the common stock shares of the Registrant already owned by Dialoc (as described below), results in change in control of the Registrant with Dialoc now owning 51% of the Registrant's outstanding common stock.

On January 8, 2001 Dialoc acquired 23,050,452 shares of the Registrant's common stock for $3.0 million, $1.0 million of which was paid in January 2001, and the remaining balance was paid in equal $1.0 million installments on April 30, 2001 and August 31, 2001. As of January 8, 2001, Dialoc owned 37.5 percent of the outstanding common stock of the Registrant.

Under the Share Purchase Agreement, Dialoc had the right, at any time prior to January 8, 2002, to increase its ownership in the Registrant's common stock to a total of 51% of the common stock shares then outstanding. If the average market value of the Registrant's common stock, measured over a 10-day trading period during the one-year period following January 8, 2001 was a least $15 million, Dialoc's purchase price for the additional shares was to be determined by multiplying the number of shares purchased by $.001. In November 2001, this market capitalization threshold was met. At that time, the Registrant's Board of Directors agreed to extend Dialoc's right to purchase until January 8, 2003 in exchange for an extension of the Registrant's distribution agreement with Dialoc for one year. On May 14, 2002, Dialoc exercised its right to purchase 14,500,000 additional common stock shares at a price of $.001 per share, increasing its percentage of the Registrant's outstanding common stock to 48.1%.


ITEM  7.       FINANCIAL  STATEMENTS  AND  EXHIBITS

Securities Purchase Agreement, dated August 8, 2000, between Sentry Technology Corporation and Dutch A&A, incorporated by reference to Exhibit 10.1 to Company's Current Report on Form 8-K, dated August 10, 2000.



                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


SENTRY  TECHNOLOGY  CORPORATION

By:  /s/ Peter J. Mundy
    ----------------------
      Peter J. Mundy
      Vice  President  and  Chief  Financial  Officer

Date:  January  21,  2003